UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 7, 2006

 Commission File Number: 333-120788

ELECTRUM MINING LIMITED
(Exact name of registrant as specified in its charter)

Nevada	98-0434381
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation or organization)

808 Nelson Street #2103, Vancouver, British Columbia CANADA	V6Z2H2
(Address of principal executive offices)	(Zip Code)

604.684.7619
(Registrant's Telephone Number, Including Area Code)

______________________________________________
(former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions .

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On July 7, 2006 Electrum Mining Limited entered into an Agreement and Plan of Merger (“Merger Agreement”) with Crosspoint Energy, LLC (“Crosspoint”) Crosspoint Acquisition Company and Grove Crosspoint Investments LLC, pursuant to which Crosspoint will merge into our wholly owned subsidiary, Crosspoint Acquisition Company, the “Merger”. The Merger Agreement is subject to certain conditions, including that the 3,250,000 shares of our common stock outstanding shall be reduced via a reverse split of one for 2.379 shares into an aggregate of 1,365,957 shares of common stock. Pursuant to the Merger Agreement, we will issue to the Crosspoint equity holders, an aggregate of 21,400,000 shares of our common stock, which will amount, after the reverse stock split, to 94% of the total number of our shares of common stock, not counting options and warrants outstanding upon effectiveness of the merger. On June 30, 2006 Crosspoint completed a $15,000,000 equity, institutional Private Placement (the” Private Placement”) pursuant to a Securities Purchase Agreement dated June 30, 2006 (“SPA”), to which we became a party on July 7, 2006. The SPA provides for the sale to the investors named therein. By becoming a signatory, we agreed, among other thing, to the representations, warranties, and covenants in the SPA, including provisions pertaining to the legend removal of shares issued to the investors, timely filing of reports as required by the Securities Exchange Act of 1934, to indemnify the investors under certain circumstances, maintain the public listing of our stock, to allow the investors to participate in future financings, restrictions on future equity sales, restrictions on capital changes and limitations on stock option plans. The securities issued by Crosspoint in the Private Placement are included in the 94% of our common stock to be outstanding upon effectiveness of the merger. The Merger Agreement also includes customary representations, warranties, covenants and indemnifications by us covered by a pledge of a portion of the shares held by Grove Crosspoint Investments, LLC. Crosspoint has paid $100,000 for our legal fees incurred in this transaction which Grove Crosspoint Investors, LLC, our largest shareholder has agreed to reimburse Crosspoint if the Merger is terminated due to a violation of our representations, warranties and covenants in the Merger Agreement. The Merger may be terminated by either party if not completed within 120 days of July 7, 2006. As part of the Merger transaction our existing mining claims were turned back to Douglas Scheving (our President and Director) in consideration of the cancellation of $27,000 owned by us to Lloyd Dedemus (one of our Directors). Our Board of Directors approved the Merger on June 29, 2006. Although the Merger is subject to shareholder approval, Grove Crosspoint Investments, LLC who owns more than a majority of our stock has advised us that it will consent to the Merger. Upon effectiveness of the Merger our remaining Director, Douglas Scheving will resign and appoint his successors from the persons selected by Crosspoint.

                         Concurrent with the signing of the Merger Agreement we also agreed to the provisions of a Registration Rights Agreement dated July 7, 2006, (the “Registration Rights Agreement”) with the investors in the Private Placement to register the shares issuable to such investors in the Merger, which are included in the 21,400,000 shares to be issued to the Crosspoint equity holders, plus 2,500,000 shares of our common stock underlying five year warrants to purchase the securities issued to the investors in the Private Placement, at an exercise price of $1.95 per share (the “Warrants”). Under the Registration Rights Agreement we are required to register the shares of our common stock issuable to the investors in the Merger and the shares underlying the Warrants (collectively “Shares”) within 30 calendar days of the effectiveness of the Merger and to procure the effectiveness of registration of the Shares within 90 days of the effectiveness of the Merger and we agreed to certain piggyback registration rights, subject to certain penalties for failure to file the registration statement timely or to procure the effectiveness of the registration statement timely of 2% of the investment amount, per month.

The foregoing summary is qualified in its entirety by reference to the agreements, which are attached hereto and incorporated herein by reference.

ITEM 5.02 DEPARTURE OF DIRECTOR.

Effective July 7, 2006, Lloyd Dedemus, our Director and former Secretary resigned as Director and Officer. There was no disagreement with Mr. Dedemus as to any of our policies, operations or practices.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a)	Financial Statements to be filed concurrent with consummation of the merger.

(b)	Pro-forma financial information to be filed concurrent with consummation of the merger

(c)	Shell Company Transaction to be filed concurrent with consummation of the merger or earlier.

(d)	Exhibits

Exhibit 2.	Agreement and Plan of Merger, July 7, 2006. The schedules and exhibits have been omitted from the filing.

Exhibit 10.	Registration Rights Agreement, July 7, 2006.

Exhibit 10.1.	Securities Purchase Agreement, dated June 30, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Electrum Mining Limited

July 13, 2006	By:	/s/ Douglas Scheving

Douglas Scheving, President and
Chief Executive Officer